Shareholders Voting Results


A special meeting of shareholders was called for June 29, 1998, at which the shareholders of Tax Free Portfolio, Institutional Tax Free Portfolio, California Tax Exempt Portfolio, and Pennsylvania Tax Free Portfolio Fund voted on the following proposals set forth below:

SEI Tax Exempt Portfolio
Tax Fee Portfolio Class A
Tax Free Portfolio Class D

Approve a new advisory agreement between the Trust, on behalf of the Tax Free Portfolio, and Weiss, Peck & Greer, L.L.C. relating to the management of the assets of the Portfolio.

For                             273,137,826.00
Against                             155,650.00
Abstain                             166,517.00

SEI Tax Exempt Portfolio
Institutional Tax Free Portfolio Class A
Institutional Tax Free Portfolio Class B
Institutional Tax Free Portfolio Class C

Approve a new advisory agreement between the Trust, on behalf of the Tax Free Portfolio, and Weiss, Peck & Greer, L.L.C. relating to the management of the assets of the Portfolio.

For                            573,540,218.00
Against                                  0.00
Abstain                            194,784.00

SEI Tax Exempt Portfolio
California Tax Free Portfolio Class A
California Tax Free Portfolio CNI Shares

Approve a new advisory agreement between the Trust, on behalf of the Tax Free Portfolio, and Weiss, Peck & Greer, L.L.C. relating to the management of the assets of the Portfolio.

For                            374,966,127.83
Against                            568,699.00
Abstain                            960,349.00


SEI Tax Exempt Portfolio
Pennsylvania Tax Free Portfolio

Approve a new advisory agreement between the Trust, on behalf of the Tax Free Portfolio, and Weiss, Peck & Greer, L.L.C. relating to the management of the assets of the Portfolio.


For                               29,560,985.00
Against                                    0.00
Abstain                                    0.00